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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements No. 333-44609 and No. 333-28633 on Form S-8, and No. 333-53635 on Form S-3 of
Western Bancorp of our report, dated January 24, 1997 (March 17, 1997 as to Notes 7 & 13), on the consolidated balance sheet of California Commercial Bancshares and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996, appearing in this Current Report on Form 8-K of Western Bancorp.

                                          DELOITTE & TOUCHE LLP

November 12, 1998
Los Angeles, California